                                                                    EXHIBIT 10.9

                         TVN ENTERTAINMENT CORPORATION

                              EMPLOYMENT AGREEMENT

     This Agreement is made by and between TVN Entertainment Corporation (the "Company"), and Jim Ramo ("Executive").

     1.   Duties and Scope of Employment.
          ------------------------------

          (a)  Position; Employment Commencement Date.  The Company shall employ
               --------------------------------------
Executive as the Chief Operating Officer ("COO") and President of the Company reporting to the Chief Executive Officer of the Company ("CEO"); provided, however, that the Board of Directors of the Company (the "Board") shall have the right to revise employee's duties, consistent with such positions, from time to time as the Board may deem necessary or appropriate; provided further, however, that in no event shall Executive report to anyone other than the CEO of the Company. Executive's employment by the Company pursuant to this Agreement shall commence on September 15, 1997. Executive will be elected as a member of the Board of Directors at its first meeting after such commencement date.

          (b)  Obligations.  In his capacity as COO, Executive's duties shall
               -----------
consist of those usually attendant to that office, including oversight, planning and management of day-to-day operations of the Company, all under the direction and control of the CEO and the Board. Executive shall devote his full business efforts and time to the Company's business during the term of employment described in Section 3 below. Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration, without the prior approval of the CEO and the Board; provided, however, that Executive may serve any civic, educational or charitable organization without the approval of the Board, so long as such activities do not interfere with the full-time performance of his duties and obligations under this Agreement.

     2.   Employee Benefits.  During his employment hereunder, Executive shall
          -----------------
be eligible to participate in the employee benefit plans maintained by the Company to the full extent provided for under those plans for employees of similar status except as otherwise specifically provided for herein.

     3.   Term of Employment.  Executive's term of employment hereunder shall be
          ------------------
for the period commencing on September 15, 1997 and, subject to the terms hereof, terminating on the third anniversary of such date (the "Initial Term"), and the Company shall have the option (but not the obligation) to renew and extend Executive's term of employment under this Agreement for one (1) two-year period on the terms and subject to the conditions hereof (the "Option Period"), such Option Period to be exercised by the Company upon written notice to Executive no later than 90 days prior to the expiration of the Initial Term. Notwithstanding the foregoing, however, the Company may not exercise the Option Period unless Princes Gate Investors II, L.P. exercises its option to increase its aggregate investment to at least $30 million, and the Company completes its initial public offering of Common Stock prior to the expiration of the Initial Term.

     4.   Compensation, Fringe Benefits and Stock Options.
          -----------------------------------------------

          (a)  Base Salary.  While employed by the Company pursuant to this
               -----------
Agreement, the Company shall pay the Executive as compensation for his services a base salary ("Base Salary") at the annualized rate of $450,000 for the period September 15, 1997 through September 14, 1998, $475,000 for the period September 15, 1998 through September 14, 1999, $500,000 for the period September 15, 1999 through September 14, 2000, and such amount as the CEO shall recommend and the Board shall approve for the Option Period (if the option shall be exercised by the Company); provided, however, that Executive's Base Salary for each year during the Option Period shall be not less than 110% of Executive's Base Salary for the immediately preceding year of his employment. Such salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding. Executive's salary shall be reviewed yearly for possible raises and/or bonuses in light of Executive's performance of his duties, as recommended by the CEO and determined by the Board. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company shall give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of this Agreement.

          (b)  Stock Options.
               -------------

                    (i)   Initial Grant. Executive shall be granted a stock
                          -------------
option, which shall be, to the extent possible under the $100,000 rule of
Section 422(d) of the Internal Revenue Code of 1986, as amended (the "Code"), an "incentive stock option" (as defined in Section 422 of the Code) to purchase a total of 263,316 shares of Company Common Stock with a per share exercise price equal to 100% of the fair market value of such stock on the date of grant ($0.75 per share). This option shall be for a term of ten (10) years (or shorter upon termination of employment with the Company) and shall vest at the rate of 20% of the shares originally subject to the option one year from the date of employment and one-sixtieth (1/60th) of the shares originally subject to the option each month thereafter, conditioned upon Executive's continued employment with the Company as of each vesting date. This option grant is in all respects subject to the terms, definitions and provisions of the Company's Stock Option Plan (the "Option Plan") and the stock option agreement by and between Executive and the Company (the "Option Agreement"), both of which documents are incorporated herein by reference.

                    (ii)  Award Grant. Executive shall also be granted a second
                          -----------
stock option, which shall be, to the extent possible under the $100,000 rule of
Section 422(d) of the Code and after taking into account the Option Agreement in
Section 4(b)(i) above, an "incentive stock option" (as defined in Section 422 of the Code) to purchase a total of 336,459 shares of Company Common Stock with a per share exercise price equal to 100% of the fair market value of such stock on the date of grant ($0.75 per share). This option shall be for a term of ten (10) years (or shorter upon termination of employment with the Company) and shall vest in full on the expiration of the Initial Term, conditional upon the Executive's continued employment with the Company as of such vesting date. This option grant is in all respects subject to the terms, definitions and provisions of the Company's Option Plan and the stock option agreement by and between Executive and the Company (the "Award Agreement"), both of which documents are incorporated herein by reference.

          (c)  Incentive Bonus. Executive shall be eligible, with respect to the
               ---------------
1998-2000 fiscal years of the Company, for an annual incentive bonus of $250,000. This bonus will be payable if revenue received from the Company's Digital Cable Television business meets the plan approved by the Board of Directors for DCTV revenues for that fiscal year. If such revenue does not meet plan, Executive shall instead receive a minimum annual bonus of $125,000. If such revenue exceeds the plan for the fiscal year, the bonus may be increased above $250,000 as is determined by the Board of Directors. Notwithstanding the foregoing, however, the bonus amount will be $250,000 for the fiscal year ending March 31, 1998, regardless of whether revenue meets the plan and despite the fact that Executive was not employed by the Company for the full fiscal year.
To be eligible to receive the bonus, Executive must be employed by the Company through the last day of each such fiscal year. This bonus, to the extent payable, shall be paid to Executive within ninety days of the end of each such fiscal year. With respect to the bonus for fiscal year 1998, such payment shall be made by June 29, 1998. The bonus and the related performance criteria for each year of the Option Period will be mutually determined by the Company and Executive but in no event shall the minimum annual bonus be less than $250,000.

     Subsequent bonus milestones for Executive shall be established by the Board following good faith consultation with the Executive.

          (d)  Signing Bonus.  Upon commencement of Executive's employment with
               -------------
the Company he shall receive a one-time bonus payment of $500,000.

          (e)  Life Insurance. In addition to being covered under the Company's
               --------------
group health and dental plans, the Company will obtain and pay premiums for, during the term of Executive's employment hereunder, term life insurance for Executive in the amount of $3,000,000 payable to the beneficiary designated by Executive. Executive shall be fully "grossed-up"by the Company for this benefit so that the economic effect to Executive is the same as if this benefit was provided to Executive on a non-taxable basis. Executive also understands and agrees that the Company may obtain additional term life insurance on Executive payable to the Company and agrees to cooperate with the Company with respect to the medical examinations required to obtain such policies.

          (f)  Vacation and Auto Allowance.  Executive shall be entitled to paid
               ---------------------------
vacation of four weeks per year in accordance with the Company's vacation policy, and to an automobile allowance of $1,000 per month, provided that the cost of maintaining and insuring such auto and all other costs relating thereto shall be borne by Executive.

          (g)  Fringe Benefits.  Executive shall be entitled to such employee
               ---------------
perquisites and other fringe benefits as are typically made available to senior management employees of enterprises in the entertainment business, including but not limited to first class travel on Company business.

     5.   Severance Benefits.  If the Company terminates Executive's employment
          ------------------
involuntarily without "Cause" (as defined herein), then (i) Executive shall be entitled to receive continuing payments of severance pay (less applicable withholding taxes) at a rate equal to his base salary rate, as then in effect (but not less than $450,000 per year) for the remainder of the Initial Term, but in no event to exceed a maximum of two years from the date of such termination,
(ii) Executive shall receive the minimum annual bonus of $125,000 for the fiscal year in which such termination occurs notwithstanding the fact that Executive was not employed through the last day of such year, and (iii) Executive's Award Agreement set forth in Section 4(b)(ii) hereof shall become 100% vested. For this purpose, "Cause" is defined as (i) an act of dishonesty made by Executive in connection with Executive's responsibilities as an employee and intended to result in Executive's substantial personal enrichment, (ii) Executive's conviction of a felony, (iii) a willful act by Executive which constitutes gross misconduct and which results in material injury to the Company, or (iv) Executive's continued substantial violations of his employment duties which are demonstrably willful and deliberate on Executive's part after Executive has received one or more written demands for performance from the Company which specifically sets forth the factual basis for the Company's claim that Executive has not substantially performed his duties, and Executive has had a reasonable time period in which to cure such defaults to the reasonable satisfaction of the Board of Directors. Termination of Executive for Cause under this Section shall be effective only upon delivery to Executive of a copy of a resolution duly adopted by the Board at a Board meeting duly called and held finding that Executive was guilty of the conduct set forth in any of clauses (i) through(iv) above and specifying the particulars thereof, and that in the case of (iv) above Executive has not timely cured such defaults.

     6.   Total Disability of Executive.  Upon Executive's becoming totally
          -----------------------------
disabled during the term of this Agreement, employment hereunder shall automatically terminate and Executive shall receive post-termination disability payments equal to six (6) months of continuation of Base Salary, and Executive's Award Agreement set forth in Section 4(b)(ii) hereof shall become 100% vested. Executive shall be deemed to have suffered a "Total Disability" ninety (90) days following written notice by the Company to Executive of a determination by an independent physician acceptable to the Board and Executive (which acceptance will not be unreasonably withheld) that Executive's disability is such that he cannot render services as provided for hereunder; provided, however, that if Executive resumes work on a regular basis prior to the end of such 90 day period, Executive shall not be deemed to have suffered a "Total Disability."

     7.   Partial Disability of Executive.  If, during the term of this
          -------------------------------
Agreement, Executive becomes disabled by reason of illness or other incapacity extending for a period of more than three (3) consecutive months during which Executive is unable to perform his duties hereunder on a full-time basis (as determined by an independent physician acceptable to both Executive and the Board), but is able to perform his duties hereunder on a part-time basis ("Partial Disability"), all salary amounts otherwise payable and option shares otherwise vesting to Executive hereunder shall be proportionately reduced with respect to amounts paid or shares vested subsequent to the end of said three (3) month period in relation to Executive's reduced level of performance.

     8.   Death of Executive.  If Executive dies during the term of this
          ------------------
Agreement, this Agreement shall terminate immediately; provided, however, that in such event, Executive's Award Agreement set forth in Section 4(b)(ii) hereof shall become 100% vested; and provided further, that in such event, Executive's spouse, if living, shall receive six (6) months of continued Base Salary payments hereunder.

     9.   Change of Control.  In the event of a change of control of the
          -----------------
Company, followed within twelve (12) months thereafter by the involuntary termination of Executive's employment with the Company or its successor entity without Cause, Executive's Award Agreement set forth in Section 4(b)(ii) hereof shall become 100% vested. For this purpose, "change of control of the Company" is defined as:

               (a) A person other than the current CEO becomes or is appointed as the Chief Executive Officer of the Company, or any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 40% or more of the total voting power represented by the Company's then outstanding voting securities; or

               (b) A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

               (c) The date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     10.  Put Right.
          ---------

               (a) It is the intention of the Company and Executive that Executive realize at least $2,300,000 in gain from the Award Agreement by the expiration of the Initial Term under this

Agreement. To that end, under the conditions set forth below, the Company grants the Executive the right upon the expiration of the Initial Term to put the Award Agreement back to the Company for cancellation the right to purchase up to all of the 336,459 shares of the Company's Common Stock thereunder (the "Put Right"), in return for the cash payment by the Company to the Executive of up to $2,300,000.

               (b) This Put Right may only be exercised by Executive if by the last day of the Initial Term he has not voluntarily terminated his employment with the Company or been terminated involuntarily by the Company for Cause. The Put Right may be exercised by Executive even though he is no longer employed full time by the Company on the last day of the Initial Term, termination of his employment was due to death or Total Disability, where the level of his performance has been reduced due to Partial Disability or where his employment was involuntarily terminated by the Company without Cause.

               (c)  The Put Right must be exercised by Executive within thirty
(30) days following the end of the Initial Term upon written notice to the Company, and may be exercised in whole or in part. Notwithstanding the foregoing, however, if the Company exercises the Option Period, the Put Right must be exercised within thirty (30) days following the end of the Option Period. In the event of a partial exercise for less than the full $2,300,000, the right to purchase a proportionate number of shares under the Award Agreement shall be canceled, taking first for such purpose all vested shares before canceling the right with respect to any unvested shares.

               (d) Notwithstanding the foregoing, the Put Right may not be exercised by Executive if by the last day of the Initial Term one of the following events has occurred (a "Liquidity Event"):

                    (i) an acquisition of all of the outstanding shares of the Company at a per share valuation of at least $7.59, payable in cash or marketable securities;

                    (ii) an initial public offering by the Company with an initial public offering price of at least $7.59 per share, or

                    (iii) a private resale transaction arranged by the Company, in which the Executive is offered the opportunity to sell at least 336,459 shares of Common Stock of the Company for at least $7.59 per share in cash, whether or not Executive elects to participate in such transaction.

               (e) As security for the Company's obligations under this Section 10, the Company will place the amount of $1,800,000 in an interest bearing escrow account with Wells Fargo Bank. The parties' joint escrow instructions will provide that such funds together with all interest accrued thereon may only be released to Executive upon an exercise of the Put Right, or released to the Company upon the voluntary termination of employment by Executive, involuntary termination of Executive's employment for Cause, a Liquidity Event or expiration of the Put Right without exercise by Executive. Notwithstanding the foregoing, however, in the event Executive is exposed to an other than de minimis amount of alternative minimum tax during the escrow period due to the exercise of either the Initial Grant or the Award Grant, Executive and the Company will mutually agree on the terms of a loan to Executive out of the escrowed funds to offset the cash flow impact to Executive of the alternative minimum tax.

     11.  Registration Rights.  If at any time prior to the expiration of the
          -------------------
Initial Term, (i) the Company effects an initial public offering of shares of its Common Stock pursuant to a registration statement declared effective with the Securities and Exchange Commission, and Stuart Z. Levin is permitted to include shares of Common Stock of the Company that he owns in such offering for sale to the public, or (ii) Stuart Z. Levin is afforded the opportunity to sell shares of Common Stock of the Company in a private resale transaction, Executive shall be permitted to include a proportional number of his vested shares for sale therein, pro rata based on the aggregate number of shares either owned or subject to option by each individual whether or not vested.

     12.  Enforcement.  Any disputes between the parties under this Agreement
          -----------
shall be resolved by binding arbitration under the rules of commercial arbitration of the American Arbitration Association in Los Angeles, California. In the event of any arbitration to enforce the terms of this Agreement, the prevailing party in such arbitration shall be entitled to such party's reasonable costs and expenses of enforcement including, without limitation, reasonable attorneys' fees. Payments for Total Disability or upon Death shall be in addition to any unpaid Base Salary, Incentive or Bonus Compensation which is unpaid or has been earned at the time of such event.

     13.  Assignment.  This Agreement shall be binding upon and inure to the
          ----------
benefit of (a) the heirs, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. Executive shall personally perform and may not delegate to third parties his duties hereunder, except as approved in writing by the CEO.

     14.  Notices.  All notices, requests, demands and other communications
          -------
called for hereunder shall be in writing and shall be deemed given if delivered personally or three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

     If to the Company:       TVN Entertainment Corporation
                              2901 W. Alameda Avenue, 7th Floor
                              Burbank, CA  91505
                              Attention:  Stuart Z. Levin
     with copies to:          Arthur Fields
                              TVN Entertainment Corporation
                              2901 W. Alameda Avenue, 7th Floor
                              Burbank, CA  91505

     If to Executive:         Jim Ramo
                              at his last residential address given by him to the Company.

     with copies to:          Craig Jacobson
                              Hansen, Jacobson, Tiller & Hoberman
                              450 N. Roxbury Drive, 8th Floor
                              Beverly Hills, CA 90210-4222

                              Harvey Gettleson
                              Ernst & Young
                              1999 Avenue of the Stars
                              Suite 2100
                              Los Angeles, CA 90067

     15.  Severability.  In the event that any provision hereof becomes or is
          ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

     16.  Entire Agreement.  This Agreement, the Stock Option Plan, the Option
          ----------------
Agreement, the Award Agreement and the Non-Disclosure Agreement of even date herewith represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and they supersede and replace any and all prior negotiations, or agreements and understandings oral or written concerning Executive's employment relationship with the Company.

     17.  No Oral Modification, Cancellation or Discharge.  This Agreement may
          -----------------------------------------------
be amended, canceled or discharged only in writing signed by Executive and the Company.

     18.  Governing Law.  This Agreement shall be governed by and construed
          -------------
under the laws of the State of California applicable to contracts which are to be wholly performed in such State.

     19.  Effective Date.  This Agreement is effective immediately after it has
          --------------
been signed, although the term of Employment and Executive's services and Company's compensation obligations hereunder shall commence as of the date shown above in Section 3 hereof.

     20.  Acknowledgment.  Executive acknowledges that he has had the
          --------------
opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

     21.  Nondisclosure of Confidential Information; Non-Competition.
          ----------------------------------------------------------

               (a) Executive acknowledges that, as a consequence of his employment and position with the Company, he will have access to and become acquainted with confidential information of the Company, its affiliates, vendors, bankers and customers. During the term of this Agreement and at all times thereafter, and in addition to his obligations pursuant to the Confidentiality and Non-Disclosure Agreement entered into by Executive concurrent herewith, Executive shall not, without the prior written consent of the Company, use, divulge, disclose or make accessible to any other person, firm, partnership, corporation or other entity any of such Confidential Information (as hereinafter defined) pertaining to the business of the Company or any of its affiliates, except (i) while employed by the Company, in the business of and solely for the benefit of the Company, or (ii) when required to do so by a court of competent jurisdiction, by any governmental agency having supervisory authority over the business of the Company or by any administrative body or legislative body (including a committee thereof) with jurisdiction to order Executive to divulge, disclose or make accessible such information. For purposes of this Section 21(a), "Confidential Information" shall mean nonpublic information concerning the Company's financial data, designs, strategic business plans, product development (or other propriety product data), customer lists, information relating to suppliers and methods of production, business know-how, sales and marketing information and plans, and other nonpublic, proprietary and confidential information of the Company, its affiliates, vendors, bankers or its customers.

               (b) During the Initial Term and the Option Period, if applicable, Executive agrees that, without the prior written consent of the
Company: (i) he shall not, directly or indirectly, either as principal, manager, agent, consultant, officers, stockholder, partner, investor, lender or employee or in any other capacity, carry on, be engaged in or have any financial interest in, any entity which is now or at the time in competition with the Business Activities (as defined below) of the Company and/or its affiliates (a "Competing Entity"); and (ii) he shall not, on his own behalf or on behalf of any person, firm or company, directly or indirectly, (A) interfere with any contractual relationship between any vendors or suppliers of the Company and the Company or its affiliates which could reasonably be expected to have an adverse effect on the Company or its affiliates, or (B) solicit or offer employment to any person who has been employed by the Company at any time during the six (6) months immediately preceding such solicitation. The term "Business Activities" in clause (i) of the preceding sentence shall mean the business of the Company as such business exists on the date hereof or at any time during Executive's employment.

                    Notwithstanding the foregoing, Executive may own, directly or indirectly, less than five percent (5%) in the aggregate of the outstanding voting stock of a corporation coming within the restrictions of the previous paragraph, the securities of which are listed on a U.S. or foreign national securities exchange or are traded on NASDAQ, if Executive does not participate in the management of, perform services for or have any other beneficial interest in such corporation.

               (c) Executive and the Company agree that this covenant not to compete is a reasonable covenant under the circumstances, and further agree that if in the opinion of any court of competent jurisdiction such restraint is not reasonable in any respect, such court shall have the right, power and authorize to excise or modify such provision or provisions of this covenant which as to the court shall appear not reasonable and to enforce the remainder of the covenant as so amended. Executive agrees that any breach of the covenants contained in this Section 21 would irreparably injure the Company. Accordingly, Executive agrees that the Company may, in addition to pursuing any other remedies it may have in law or in equity, obtain an injunction against Executive from any court having jurisdiction over the matter, restraining any further violation of this Agreement by Executive.

     22.  Principal Office.    Without Executive's consent, the Company shall
          ----------------
not require Executive to maintain his principal office or to conduct his principal business activities hereunder for the Company in any location other than the greater metropolitan area of Los Angeles or Burbank/Glendale, California.

     23.  Beneficiaries; References.  Executive shall be entitled to select
          -------------------------
(and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive compensation or benefits payable hereunder, if any, following his death or total disability, and may change such election, in either case by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative, for purposes of receipt of benefits to which Executive is entitled hereunder.

     24.  Survivorship.  The respective rights and obligations of the parties
          ------------
hereunder shall survive any termination of this Agreement to the extent necessary to preserve the parties' intentions with respect to such rights and obligations. The provisions of this Section 24 are in addition to the survivorship provisions of any other section of this Agreement.

     25.  Withholding.   The Company shall be entitled to withhold from
          -----------
payment to Executive any amount of withholding or other deduction required to be withheld and/or deducted by applicable law.

     26.  Counterparts.  This Agreement may be executed in multiple
          ------------
counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one Agreement. Mutually executed facsimile copies may be used for purposes as originals.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the respective dates set forth below


TVN ENTERTAINMENT CORPORATION


                                                /s/ Stuart Z. Levin
By:    Stuart Z. Levin                        -----------------------------
                                                       Signature
Title: President and CEO

Date:    8/28/97
       ------------------------






                                                /s/ Jim Ramo
Print Name:   Jim Ramo                        -----------------------------
                                                       Signature
Date:   8/28/97
      -------------------------